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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Westinghouse Air Brake Company on Form S-4 of our reports dated February 11, 1999 (March 2, 1999 as to Note 18), appearing in the Annual Report on Form 10-K of MotivePower Industries, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
October 15, 1999